Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS THIRD QUARTER 2025 RESULTS

Q3 revenue and operating margin above the high end of guidance

Q3 delivered record high gross margin above 39%

Q3 share repurchases of $20 million at an average price of $24.55

Remain largely exempt from Tariffs

SAN JOSE, California – October 29, 2025 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the third quarter ended September 28, 2025.

Q3 2025

•
Net revenue of $184.6 million, up 0.9% from Q3 prior year
•
GAAP gross margin of 39.1%, up 820 basis points from 30.9% in Q3 prior year

Non-GAAP gross margin of 39.6%, up 850 basis points from 31.1% in Q3 prior year

•
GAAP operating income of $(7.1) million compared to $95.8 million from Q3 prior year

Non-GAAP operating income of $3.8 million compared to $1.6 million from Q3 prior year

•
GAAP EPS of $(0.17) compared to $2.9 from Q3 prior year

Non-GAAP EPS of $0.12 compared to $0.17 from Q3 prior year

For context, in Q3 2024 NETGEAR settled a significant legal dispute for over $100 million resulting in higher-than-normal GAAP operating income and EPS for that quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “In the third quarter, the strong operational performance of our team enabled us to deliver revenue and non-GAAP operating margin above the high end of our guidance for a sixth consecutive quarter. We delivered record non-GAAP gross margin for the second consecutive quarter, up 180 basis points sequentially, which allowed us to achieve positive non-GAAP operating income for the first time this year, and non-GAAP earnings for the third consecutive quarter. Our ability to successfully navigate supply headwinds enabled material improvement in shipments of our market-leading ProAV managed switch products, allowing us to outperform our expectations for the higher-margin Enterprise segment (formerly named NETGEAR for Business). These results underscore the success of the first phase of our strategic transformation in building a healthier, more resilient business for the long term, and we are only beginning to see the initial benefits of our multi-pronged transformation strategy. We expect the culmination of these efforts to allow us to drive non-GAAP profitability each quarter this year while still making significant investments in areas we believe will drive long-term profitable growth and shareholder value creation.”

Bryan Murray, Chief Financial Officer, added, “The third quarter once again exceeded our top and bottom-line expectations because of the stellar execution of our team and the proactive actions we undertook earlier this year to streamline NETGEAR's operations. Notably, contribution margin for each business unit grew by more than 440 basis points year over year, a testament to the progress we are making towards driving long-term profitable growth. We exited the quarter with over $326 million in cash and short-term investments and used approximately $20.0 million to repurchase approximately 815,000 shares of our common stock in Q3 at an average price of $24.55.”

Enterprise Segment Results

•
Revenue was $90.8 million, up 15.7% year over year
•
Non-GAAP gross margin was 51.0%, up 630 basis points year over year
•
Non-GAAP contribution margin was 24.9%, up 440 basis points year over year

Mr. Prober continued, “Enterprise again had a great quarter, backed by the strategic investments we've made to drive additional growth and profitability and aided by our team's standout execution in securing supply to meet the growth in the demand for this business. The star of the segment was our differentiated ProAV solutions which experienced double-digit growth in end user demand year over year and quarter over quarter. Strong ASP and unit growth in ProAV, drove sequential and year-over-year growth in revenue and margins in the Enterprise segment, and allowed us to match the all-time high for gross margin in this business. We secured several blue-chip customer wins and increased our total number of AV Manufacturing partnerships to approximately 500, further cementing our leadership position in the space. To capitalize on the trajectory of our Enterprise business, we continue to focus on driving innovation to improve NETGEAR's differentiation in the market and in Q3 we announced the launch of a cybersecurity solution based on our Exium acquisition earlier in the year. In addition, we’ve made great strides in building out our new software team in Chennai and expect to release our integrated cloud management and security software in the coming months.”

Home Networking Segment Results

•
Revenue was $72.6 million, down 6.6% year over year
•
Non-GAAP gross margin was 27.7%, up 590 basis points year over year
•
Non-GAAP contribution margin was 2.1%, up 680 basis points year over year

Mr. Prober continued, “In the Home Networking segment, we once again saw a favorable product mix as we benefited from our broadening portfolio of WiFi 7 products. Although the environment remained highly competitive, we were aided by strength in our higher-margin direct to consumer channel and our recently launched Orbi 370, NETGEAR’s most affordable WiFi 7 mesh system, performed well. We saw share growth in WiFi 7 routers and mesh systems in the U.S. for the quarter and we remain confident in the long-term growth potential of the Home Networking business as we execute on our transformation. The ongoing growth of our Armor subscription service which remains a strategic priority for this business segment, was the driving force behind the company’s $37.9 million in ARR, up 17.2% from the prior year period.”

Mobile Segment Results

•
Revenue was $21.1 million, down 20.7% year over year
•
Non-GAAP gross margin was 31.0%, up 1,270 basis points year over year
•
Non-GAAP contribution margin was 1.4%, up 550 basis points year over year

Mr. Prober continued, “The Mobile segment delivered on our modest topline expectations and, with strong demand for our high-end offerings, we achieved a strong non-GAAP gross margin for this business. Although the service provider channel remains highly competitive, we continue to add new channel partners. For example, we will be launching the M7 Pro with O2 in the UK this quarter. We also have exciting new products coming to market for this segment over the coming months that will expand our addressable market for this segment. Over the long term, we expect our strategic capability in delivering mobile products to benefit our consumer and enterprise segments by offering differentiated experiences that integrate closely with our broader solutions for these end markets.”

Business Outlook

Within Enterprise, end user demand for our ProAV line of managed switches is expected to remain strong, and, although we expect to continue to make improvements in our supply position, we continue to face supply headwinds, which may limit our ability to capture the full topline potential of this growing business. On the Home Networking side, we are seeing signs of the benefit of our broader product portfolio to address the market. On the Mobile side, we expect revenue to be in line with Q3 as we await our new product introductions. Accordingly, we expect fourth quarter net revenue to be in the range of $170 million to $185 million. In the fourth quarter we expect our operating expenses to be slightly reduced with our facilities costs normalizing as we have transitioned to our new headquarters. and partially offset by the further ramp of our planned investments, with a focus on insourcing software development capabilities and enhancing our go-to-market capabilities supporting our Enterprise business. Additionally, we expect a headwind to our gross margins of about 150 bps mainly related to the rising cost of memory as several of the main suppliers have exited the DDR4 market, accordingly we expect our fourth quarter GAAP operating margin to be in the range of (7.3)% to (4.3)%, and non-GAAP operating margin to be in the range of (2.0)% to 1.0%. Our GAAP tax is expected to be in the range of a benefit of $500,000 to an expense of $500,000, and our non-GAAP tax expense is expected to be in the range of $500,000 to $1.5 million for the fourth quarter of 2025.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	December 31, 2025
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(7.3)% - (4.3)%	$(0.5) - $0.5
Estimated adjustments for[1]:
Stock-based compensation expense	5.1%	-
Amortization of intangible assets and other charges	0.2%	-
Non-GAAP tax adjustments	-	1.0
Non-GAAP	(2.0)% - 1.0%	$0.5 - $1.5

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the third quarter results and discuss management's expectations for the fourth quarter of 2025 today, Wednesday, October 29, 2025 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Home Networking products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online at home. NETGEAR’s Mobile products provide high-performance 4G/5G products, including WiFi 7 and WiFi 6/6E-enabled mobile hotspots and routers, designed to meet the growing demand for high-speed and reliable internet connectivity on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2025 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended June 29, 2025, filed with the Securities and Exchange Commission on August 1, 2025. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangible assets, stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangible assets consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 28, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$203,480	$286,444
Short-term investments	122,903	122,246
Accounts receivable, net	159,880	156,210
Inventories	166,561	162,539
Prepaid expenses and other current assets	29,120	30,590
Total current assets	681,944	758,029
Property and equipment, net	23,137	11,288
Operating lease right-of-use assets	38,689	28,047
Intangible assets, net	4,078	—
Goodwill	45,803	36,279
Other non-current assets	17,155	16,587
Total assets	$810,806	$850,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,204	$58,481
Accrued employee compensation	27,543	23,290
Other accrued liabilities	124,630	148,078
Deferred revenue	27,938	30,261
Income taxes payable	843	9,973
Total current liabilities	239,158	270,083
Non-current income taxes payable	8,538	7,583
Non-current operating lease liabilities	42,986	19,796
Other non-current liabilities	13,276	11,702
Total liabilities	303,958	309,164
Stockholders’ equity:
Common stock	28	29
Additional paid-in capital	1,027,809	997,912
Accumulated other comprehensive income	152	241
Accumulated deficit	(521,141)	(457,116)
Total stockholders’ equity	506,848	541,066
Total liabilities and stockholders’ equity	$810,806	$850,230

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

Net revenue	$184,561	$170,532	$182,854	$517,153	$491,340
Cost of revenue	112,309	106,554	126,371	324,597	354,797
Gross profit	72,252	63,978	56,483	192,556	136,543
Gross margin	39.1%	37.5%	30.9%	37.2%	27.8%
Operating expenses:
Research and development	23,328	20,845	20,905	62,482	60,983
Sales and marketing	33,762	31,053	31,196	92,856	91,482
General and administrative	20,619	20,683	8,357	59,372	45,610
Litigation reserves, net	98	75	(100,855)	136	(92,625)
Restructuring and other charges	1,514	862	1,072	7,118	3,792
Total operating expenses	79,321	73,518	(39,325)	221,964	109,242
Income (loss) from operations	(7,069)	(9,540)	95,808	(29,408)	27,301
Operating margin	(3.8)%	(5.6)%	52.4%	(5.7)%	5.6%
Other income, net	3,028	3,976	3,485	15,175	9,048
Income (loss) before income taxes	(4,041)	(5,564)	99,293	(14,233)	36,349
Provision for income taxes	736	864	14,219	3,006	15,100
Net income (loss)	$(4,777)	$(6,428)	$85,074	$(17,239)	$21,249

Net income (loss) per share
Basic	$(0.17)	$(0.22)	$2.96	$(0.60)	$0.73
Diluted	$(0.17)	$(0.22)	$2.90	$(0.60)	$0.72

Weighted average shares used to compute net income (loss) per share:
Basic	28,638	28,911	28,705	28,756	28,992
Diluted	28,638	28,911	29,364	28,756	29,389

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2025	September 29, 2024

Cash flows from operating activities:
Net income (loss)	$(17,239)	$21,249
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,109	4,761
Stock-based compensation	20,979	16,052
Gain on investments, net	(1,141)	(2,971)
Deferred income taxes	(214)	254
Provision for excess and obsolete inventory	2,878	5,084
Changes in assets and liabilities:
Accounts receivable, net	(3,670)	7,733
Inventories	(6,901)	81,790
Prepaid expenses and other assets	1,336	3,146
Accounts payable	(936)	4,727
Accrued employee compensation	4,253	(1,322)
Other accrued liabilities	(10,093)	(9,608)
Deferred revenue	(2,898)	3,073
Income taxes payable	(9,365)	9,347
Net cash provided by (used in) operating activities	(17,902)	143,315
Cash flows from investing activities:
Purchases of short-term investments	(89,579)	(107,454)
Proceeds from maturities of short-term investments	90,000	90,290
Purchases of property and equipment	(14,631)	(6,502)
Purchases of long-term investments	(165)	(225)
Payments made in connection with business acquisitions, net of cash acquired	(12,185)	—
Net cash used in investing activities	(26,560)	(23,891)
Cash flows from financing activities:
Repurchases of common stock	(35,662)	(22,917)
Restricted stock unit withholdings	(11,758)	(3,330)
Proceeds from exercise of stock options	5,266	308
Proceeds from issuance of common stock under employee stock purchase plan	3,652	3,565
Net cash used in financing activities	(38,502)	(22,374)
Net increase (decrease) in cash and cash equivalents	(82,964)	97,050
Cash and cash equivalents, at beginning of period	286,444	176,717
Cash and cash equivalents, at end of period	$203,480	$273,767

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

GAAP gross profit	$72,252	$63,978	$56,483	$192,556	$136,543
GAAP gross margin	39.1%	37.5%	30.9%	37.2%	27.8%
Amortization of intangible assets	180	—	—	180	—
Stock-based compensation expense	562	456	444	1,440	1,222
Non-GAAP gross profit	$72,994	$64,434	$56,927	$194,176	$137,765
Non-GAAP gross margin	39.6%	37.8%	31.1%	37.5%	28.0%

GAAP research and development	$23,328	$20,845	$20,905	$62,482	$60,983
Stock-based compensation expense	(1,483)	(1,000)	(868)	(3,075)	(2,410)
Acquisition related expenses	(286)	—	—	(286)	—
Non-GAAP research and development	$21,559	$19,845	$20,037	$59,121	$58,573

GAAP sales and marketing	$33,762	$31,053	$31,196	$92,856	$91,482
Stock-based compensation expense	(2,450)	(1,816)	(1,520)	(5,579)	(3,992)
Non-GAAP sales and marketing	$31,312	$29,237	$29,676	$87,277	$87,490

GAAP general and administrative	$20,619	$20,683	$8,357	$59,372	$45,610
Stock-based compensation expense	(4,313)	(3,403)	(2,788)	(10,885)	(8,428)
Acquisition related expenses	—	(705)	—	(705)	—
Non-GAAP general and administrative	$16,306	$16,575	$5,569	$47,782	$37,182

GAAP total operating expenses	$79,321	$73,518	$(39,325)	$221,964	$109,242
Stock-based compensation expense	(8,246)	(6,219)	(5,176)	(19,539)	(14,830)
Acquisition related expenses	(286)	(705)	—	(991)	—
Restructuring and other charges	(1,514)	(862)	(1,072)	(7,118)	(3,792)
Litigation reserves, net	(98)	(75)	100,855	(136)	92,625
Non-GAAP total operating expenses	$69,177	$65,657	$55,282	$194,180	$183,245

GAAP operating income (loss)	$(7,069)	$(9,540)	$95,808	$(29,408)	$27,301
GAAP operating margin	(3.8)%	(5.6)%	52.4%	(5.7)%	5.6%
Amortization of intangible assets	180	—	—	180	—
Stock-based compensation expense	8,808	6,675	5,620	20,979	16,052
Acquisition related expenses	286	705	—	991	—
Restructuring and other charges	1,514	862	1,072	7,118	3,792
Litigation reserves, net	98	75	(100,855)	136	(92,625)
Non-GAAP operating income (loss)	$3,817	$(1,223)	$1,645	$(4)	$(45,480)
Non-GAAP operating margin	2.1%	(0.7)%	0.9%	(0.0)%	(9.3)%

GAAP other income, net	$3,028	$3,976	$3,485	$15,175	$9,048
Gain/loss on investments and others	42	(269)	(49)	(4,869)	(17)
Non-GAAP other income, net	$3,070	$3,707	$3,436	$10,306	$9,031

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

GAAP net income (loss)	$(4,777)	$(6,428)	$85,074	$(17,239)	$21,249
Amortization of intangible assets	180	—	—	180	—
Stock-based compensation expense	8,808	6,675	5,620	20,979	16,052
Acquisition related expenses	286	705	—	991	—
Restructuring and other charges	1,514	862	1,072	7,118	3,792
Litigation reserves, net	98	75	(100,855)	136	(92,625)
Gain/loss on investments and others	42	(269)	(49)	(4,869)	(17)
Non-GAAP tax adjustments	(2,692)	61	14,203	(1,695)	26,816
Non-GAAP net income (loss)	$3,459	$1,681	$5,065	$5,601	$(24,733)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.17)	$(0.22)	$2.90	$(0.60)	$0.72
Amortization of intangible assets	0.01	—	—	0.01	—
Stock-based compensation expense	0.30	0.22	0.19	0.69	0.55
Acquisition related expenses	0.01	0.02	—	0.03	—
Restructuring and other charges	0.05	0.03	0.04	0.24	0.13
Litigation reserves, net	—	—	(3.43)	—	(3.19)
Gain/loss on investments and others	—	(0.01)	—	(0.16)	—
Non-GAAP tax adjustments	(0.08)	0.02	0.47	(0.02)	0.94
Non-GAAP net income (loss) per diluted share [1]	$0.12	$0.06	$0.17	$0.19	$(0.85)

Shares used in computing GAAP net income (loss) per diluted share	28,638	28,911	29,364	28,756	29,389
Shares used in computing non-GAAP net income (loss) per diluted share	29,782	30,424	29,364	30,219	28,992

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025	March 30, 2025	December 31, 2024	September 29, 2024

Cash, cash equivalents and short-term investments	$326,383	$363,472	$391,927	$408,690	$395,732
Cash, cash equivalents and short-term investments per diluted share	$10.96	$11.95	$12.95	$14.27	$13.48

Accounts receivable, net	$159,880	$144,871	$142,706	$156,210	$177,326
Days sales outstanding (DSO)	79	77	78	80	88

Inventories	$166,561	$157,305	$157,898	$162,539	$161,976
Ending inventory turns	2.7	2.7	2.7	3.0	3.1

Weeks of channel inventory:
U.S. retail channel	11.9	12.0	10.1	9.7	9.5
U.S. distribution channel	3.5	3.8	2.4	3.3	2.4
EMEA distribution channel	5.5	4.7	4.4	4.8	5.3
APAC distribution channel	8.3	10.2	8.3	10.0	9.5

Deferred revenue (current and non-current)	$32,464	$33,779	$35,198	$35,362	$35,068

Headcount	753	707	636	655	638
Non-GAAP diluted shares	29,782	30,424	30,253	28,648	29,364

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 28, 2025		June 29, 2025		September 29, 2024		September 28, 2025		September 29, 2024

Americas	$128,085	69%	$116,279	68%	$127,752	70%	$352,125	68%	$333,183	67%
EMEA	36,936	20%	34,375	20%	32,798	18%	103,440	20%	91,340	19%
APAC	19,540	11%	19,878	12%	22,304	12%	61,588	12%	66,817	14%
Total	$184,561	100%	$170,532	100%	$182,854	100%	$517,153	100%	$491,340	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Enterprise	$331	$238	$268	$839	$713
Home Networking	846	942	2,675	2,507	9,298
Mobile	15,920	14,311	20,274	47,182	60,936
Total service provider net revenue	$17,097	$15,491	$23,217	$50,528	$70,947

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	September 28, 2025				June 29, 2025				September 29, 2024
(In thousands, except percentage data)	Enterprise	Home Networking	Mobile	Total	Enterprise	Home Networking	Mobile	Total	Enterprise	Home Networking	Mobile	Total
Net revenue	$90,838	$72,647	$21,076	$184,561	$82,621	$67,503	$20,408	$170,532	$78,530	$77,740	$26,584	$182,854
Cost of revenue	44,486	52,543	14,538	111,567	44,036	47,586	14,476	106,098	43,436	60,770	21,721	125,927
Gross profit	46,352	20,104	6,538	72,994	38,585	19,917	5,932	64,434	35,094	16,970	4,863	56,927
Gross margin	51.0%	27.7%	31.0%	39.6%	46.7%	29.5%	29.1%	37.8%	44.7%	21.8%	18.3%	31.1%
Operating expenses	23,737	18,551	6,239	48,527	22,623	16,763	5,799	45,185	18,961	20,662	5,951	45,574
Contribution income (loss)	22,615	1,553	299	24,467	15,962	3,154	133	19,249	16,133	(3,692)	(1,088)	11,353
Contribution margin	24.9%	2.1%	1.4%	13.3%	19.3%	4.7%	0.7%	11.3%	20.5%	(4.7)%	(4.1)%	6.2%
Corporate and unallocated costs				(20,650)				(20,472)				(9,708)
Amortization of intangible assets				(180)				—				—
Stock-based compensation expense				(8,808)				(6,675)				(5,620)
Acquisition related expenses				(286)				(705)				—
Restructuring and other charges				(1,514)				(862)				(1,072)
Litigation reserves, net				(98)				(75)				100,855
Other income, net				3,028				3,976				3,485
Income (loss) before income taxes				$(4,041)				$(5,564)				$99,293

	Nine Months Ended
	September 28, 2025				September 29, 2024
(In thousands, except percentage data)	Enterprise	Home Networking	Mobile	Total	Enterprise	Home Networking	Mobile	Total
Net revenue	$252,650	$201,537	62,966	$517,153	$207,020	$204,665	$79,655	$491,340
Cost of revenue	131,052	146,709	45,216	322,977	123,045	165,956	64,574	353,575
Gross profit	121,598	54,828	17,750	194,176	83,975	38,709	15,081	137,765
Gross margin	48.1%	27.2%	28.2%	37.5%	40.6%	18.9%	18.9%	28.0%
Operating expenses	65,386	51,843	17,061	134,290	55,877	60,187	18,317	134,381
Contribution income (loss)	56,212	2,985	689	59,886	28,098	(21,478)	(3,236)	3,384
Contribution margin	22.2%	1.5%	1.1%	11.6%	13.6%	(10.5)%	(4.1)%	0.7%
Corporate and unallocated costs				(59,890)				(48,864)
Amortization of intangible assets				(180)				—
Stock-based compensation expense				(20,979)				(16,052)
Acquisition related expenses				(991)				—
Restructuring and other charges				(7,118)				(3,792)
Litigation reserves, net				(136)				92,625
Other income, net				15,175				9,048
Income (loss) before income taxes				$(14,233)				$36,349